MONETTA TRUST
SECOND AMENDMENT
 TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS SECOND AMENDMENT effective as of April 30, 2013, to the Transfer Agent Servicing Agreement dated as of May 1, 2007, as amended November 5, 2009 (the “Agreement”), is entered into by and between Monetta Trust, a Massachusetts business trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Monetta Fund is reorganizing into a series of the Trust, effective April 30, 2013; and

WHEREAS, the parties desire to amend the funds and fees of the Agreement to add the Monetta Fund; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit D of the Agreement is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MONETTA TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Robert S. Bacarella	By: /s/ Michael R. McVoy

Printed Name: Robert S. Bacarella	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit A to the Transfer Agent Servicing Agreement  - Monetta Trust

Fund Names

Separate Series of Monetta Trust at April 30, 2013

Name of Series
Orion/Monetta Intermediate Bond Fund
Monetta Mid-Cap Equity Fund
Monetta Young Investor Fund
Monetta Fund

Amended Exhibit D to the Transfer Agent Agreement – Monetta Trust

TRANSFER AGENT & SHAREHOLDER SERVICES FEE SCHEDULE at April 30, 2013
Service Charges to the Fund*
Shareholder Account Fee
No-Load  $/open account
Closed Accounts - $/account
Funds Included:  Monetta Fund, Mid-Cap Equity Fund, Orion/Monetta Intermediate Bond Fund, Monetta Young Investor Fund

Monetta Young Investor Fund - $ minimum annual fee

 CCO Support Services      $ annual fee
Activity Charges
    ♦  Telephone Calls - $/call
    ♦  Draft check processing - $/draft
    ♦  Daily Valuation Trades - $/trade
    ♦  Lost Shareholder Search - $/search
    ♦  AML Base Service (excluding Level 3 accounts)
        0-999 accounts- $/year
        1,000-4,999 accounts- $/year
        5,000-9,999 accounts- $/year
        10,000 + accounts- $/year
    ♦  AML New Account Service - $/new domestic accounts and $2.00/new foreign account
    ♦  ACH/EFT Shareholder Services:
          $/month/fund group
          $  /ACH item, setup, change
          $/correction, reversal
Omnibus accounts:
$/transaction – first 100 transactions per months
$/transaction – next 400 transactions
$/transaction – next 1500 transactions
$/transaction – next 3000 transactions
$/transaction – all trans over 5000 per month

Out-of-pocket Costs - Including but not limited to:
♦  Telephone toll-free lines, call transfers, etc.
♦  Mailing, sorting and postage
♦  Stationary, envelopes
♦  Programming, special reports
♦  Insurance, record retention, microfilm/fiche
♦  Proxies, proxy services
♦  ACH fees
♦  NSCC charges
♦  DST Disaster Recovery
♦  All other out-of-pocket expenses

* Subject to CPI increase, Milwaukee MSA.

Qualified Plan Fees (Billed to Investors)
♦  $/qualified plan acct (Cap at $30.00/SSN)
♦  $/Coverdell ESA acct (Cap at $30.00/SSN)
♦  $/transfer to successor trustee
♦  $/participant distribution (Excluding SWPs)
♦  $/refund of excess contribution
Shareholder Fees (Billed to Investors)
♦  $/outgoing wire transfer
♦  $/overnight delivery
♦  $ /telephone exchange
♦  $/return check or ACH
♦  $/stop payment
♦  $ /research request per account (Cap at $      request) (For requested items of the second
calendar year [or previous] to the request)

Technology Charges
1.   Fund Setup - $/cusip (beyond first cusip)
2.   Development/Programming - $ /hour
3.   File transmissions – subject to requirements
4.   Selects - $ per select
5.   Extraordinary services – charged as incurred
6.   Conversion of Records (if necessary) - Estimate to be provided
7.   Custom processing, re-processing

All other extraordinary services

*Subject to CPI Increase
*Effective with the first day after expiration of the first twelve (12) months of service, the fees and charges set forth in this Schedule shall be increased over the fees and charges during the previous twelve (12) months in the amount equal to the change in the Consumer Price Index for all Urban Consumers in the Milwaukee, Wisconsin Metropolitan Statistical Area, All Terms, Based 1982-1984 = 100, as last reported by the U.S. Bureau of Labor Statistics (“CPI-U”).  Thereafter, all of the fees and charges in this fee schedule (except for out-of-pocket expenses) shall increase annually upon each anniversary of this Schedule in an amount equal to the percentage change in the CPI-U for the proceeding twelve (12) months.

Fees are billed monthly